CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


     As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 6 of our report dated January 8, 1998 and to all references to our Firm included in or made a part of this Post-Effective Amendment.


                                             /s/ AUTHUR ANDERSEN LLP